Exhibit 10.12
ASSIGNMENT AND AMENDMENT AGREEMENT
          This ASSIGNMENT AND AMENDMENT AGREEMENT (this “Agreement”), by and among Quest Resource Corporation (“QRC”), PostRock Energy Corporation (“PostRock”), and Eddie LeBlanc (“Employee”), effective as of the date of the consummation of the transactions contemplated by the Agreement and Plan of Merger dated July 2, 2009, among PostRock, QRC, Quest Midstream Partners, L.P., QuestEnergy Partners, L.P., Quest Midstream GP, LLC, Quest Energy GP, LLC, Quest Resource Acquisition Corp., Quest Energy Acquisition, LLC, and Quest Midstream Acquisition, LLC, as amended (the “Effective Date”) (such transactions collectively, the “Recombination”), is an amendment to, and assignment of, that certain Employment Agreement by and between QRC and Employee dated December 7, 2009 (the “Employment Agreement”).
RECITALS
          WHEREAS, QRC and Employee have previously entered into the Employment Agreement to provide for terms and conditions of Employee’s employment by QRC;
          WHEREAS, in connection with the Recombination, QRC shall be a wholly-owned subsidiary of PostRock and shall be renamed PostRock Energy Service Corporation;
          WHEREAS, QRC, PostRock and Employee desire that Employee should continue to be employed by PostRock on substantially the same terms as currently provided in the Employment Agreement;
          WHEREAS, QRC, PostRock, and Employee desire to assign the Employment Agreement to PostRock and desire to amend the Employment Agreement to reflect such assignment.
          NOW, THEREFORE, the parties hereby agree to amend and assign the Employment Agreement, effective as of the Effective Date, as follows:

I. ASSIGNMENT
          QRC hereby assigns to PostRock, and PostRock hereby assumes, all rights, obligations and liabilities of QRC under the Employment Agreement, and Employee acknowledges and consents to such assignment and assumption.
II. AMENDMENTS
          1. The Recital in the Employment Agreement is hereby amended to replace the phrase “QUEST RESOURCE CORPORATION (the ‘Company’)” with “POSTROCK ENERGY CORPORATION (the ‘Company’).”
          2. The second sentence of Section 1(a) of the Employment Agreement is hereby amended to read as follows:
     “Employee will serve as Chief Financial Officer of the Company.”
          3. Section 1(b) of the Employment Agreement is hereby amended to read as follows:
     “b. Duties. Employee agrees that so long as he is employed pursuant to this Agreement, he will: (i) to the satisfaction of the Company, devote his best efforts and his entire business time to further properly the interests of the Company and its subsidiaries (together, the ‘Company Group’); (ii) at all times be subject to the direction and control of the Chief Executive Officer and the Board of Directors of the Company with respect to his activities on behalf of the Company Group; (iii) comply with all rules, orders and regulations of the Company and all statutes, regulations, interpretive rulings and other enactments to which the Company is subject; (iv) truthfully and accurately maintain and preserve such records and make all reports as the Company may require; (v) fully account for all Company Group monies which he may from time to time have custody over and deliver the same to the Company whenever and however directed to do so; and (vi) perform such other duties as may be requested or assigned to him from time to time by the Chief Executive Officer and the Board of Directors of the Company.”
          4. The third and fourth sentences of Section 2(b) of the Employment Agreement are hereby amended to read as follows:
“Employee’s actual bonus level will be contingent upon the achievement of predetermined financial results and the Board’s (and/or Compensation Committee’s) approval thereof, including approval of any components based on the Company, the Company Group or individual performance. Employee acknowledges that actual payouts under the plan may be more or less than

Employee’s target level based on performance as compared to Company Group, Company and Employee’s individual objectives.”
          5. QRC, PostRock and Employee hereby acknowledge and agree that none of the consummation of the transactions in the Recombination or the actions contemplated thereby nor the assignment of the Employment Agreement constitutes “Good Reason” under the Employment Agreement.
          6. All references to “the Company” in the second, fourth and sixth clauses of the third sentence of Section 6(b) of the Employment Agreement are hereby amended to refer to “the Company Group.”
          7. Section 6 of the Employment Agreement is hereby amended by adding a new subsection (d) thereto which shall read as follows:
     “d. Employee’s Separation from Service. For the avoidance of doubt, termination of employment for purposes of this Agreement shall not be deemed to have occurred until Employee has terminated employment with the Company and all members of the Company Group, for so long as such entities are considered a single service recipient for purposes of determining whether a ‘separation from service’ has occurred under § 409A.”
          8. The address of the Company in Section 7 of the Employment Agreement is hereby amended to read as follows:
PostRock Energy Corporation
210 Park Avenue, Suite 2750
Oklahoma City, Oklahoma 73102
Attention: Chief Executive Officer
cc: Chairman of the Board of Directors
Facsimile: (405) 488-1156
          9. All references to “the Company” in Section 8 (Company Property), Section 9 (Intellectual Property), Section 14 (Conflicts of Interest), Section 15 (Confidentiality; Non-Competition) of the Employment Agreement are hereby amended to refer to “the Company Group.”
          10. The first two sentences of Section 26 of the Employment Agreement are hereby amended to read as follows:

“It is the intent of the parties that the benefits under this Agreement comply with or be exempt from § 409A and the Treasury regulations and guidance issued thereunder. Accordingly, the parties intend that the provisions of this Agreement be interpreted and operated consistent with such requirements of § 409A in order to avoid the application of additive taxes under § 409A to the extent reasonably practicable.”
          11. Except as amended and assigned above, the Employment Agreement remains in full force and effect.

          IN WITNESS WHEREOF, Quest Resource Corporation and PostRock Energy Corporation have caused this Agreement to be executed by their duly authorized officers and Employee has signed this Agreement, on March 5, 2010, but effective as of the Effective Date.

QUEST RESOURCE CORPORATION

By:	/s/ David Lawler
Name:	David Lawler
Title:	President and Chief Executive Officer

POSTROCK ENERGY CORPORATION

By:	/s/ Gary Pittman

Name:	Gary Pittman
Title:	Chairman of the Board

EMPLOYEE

/s/ Eddie LeBlanc

Eddie LeBlanc
Signature page to LeBlanc Employment Agreement Amendment